UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2018, the Boards of Directors of UCFC and Home Savings approved and entered into a new employment agreement with the President and Chief Executive Officer of UCFC and Home Savings, Gary M. Small (the “Employment Agreement”). The Employment Agreement provides for a three-year term that is renewed automatically for additional periods of 36 months, so long as none of UCFC, Home Savings or Mr. Small provides 90 days’ advance written notice that the term will not be extended.

The Employment Agreement provides for a base salary of $465,000, which may be increased after each year in the sole discretion of the UCFC Board or UCFC’s Compensation Committee. Mr. Small is entitled to participate in UCFC’s Annual Executive Incentive Plan, the Long-Term Incentive Plan and any other executive incentive bonus plan UCFC and Home Savings may adopt and implement from time to time. In addition, during the term, Mr. Small will be provided with all health and life insurance coverages, disability programs, retirement plans and other fringe benefits offered by UCFC and Home Savings. Mr. Small will also receive supplemental disability coverage to ensure that total disability benefits are equivalent to 60% of his base salary, up to a maximum benefit of $35,000 per month.

In the event of Mr. Small’s death, UCFC and Home Savings shall pay: (i) any accrued but unpaid base salary, unreimbursed business expenses and any rights and benefits provided under any employee benefit plans and programs (“Accrued Obligations”), (ii) an amount equal to three months of Mr. Small’s base salary and (iii) any accrued but unpaid annual incentive award. In the event of termination of employment due to Permanent Disability, as defined in the Employment Agreement, Mr. Small will receive his base salary reduced by any benefit received under the UCFC and Home Savings long term disability plan during the period of disability until termination, a lump sum payment equal to 18 months of COBRA premiums, payment for Accrued Obligations, payment of accrued amounts under any incentive compensation plan and payment, up to the age of 65, of the amounts Mr. Small is entitled to receive under UCFC and Home Savings’ term life insurance policy.

If Mr. Small is terminated for Cause, as defined in the Employment Agreement, he will only be entitled to payment of Accrued Obligations. If UCFC and Home Savings terminate Mr. Small’s employment without cause, or if Mr. Small resigns and terminates his employment with UCFC and Home Savings for Good Reason, as defined in the Employment Agreement, in each case, other than in connection with a Change in Control, Mr. Small is entitled to payment of an amount equal to 2.0 times Mr. Small’s base salary plus an amount equal to 2.0 times target annual incentive compensation, payment of any accrued but unpaid annual incentive award, a lump sum payment equal to 18 months of COBRA premiums, payment for any Accrued Obligations and payment, up to the age of 65, of the amounts Mr. Small is entitled to receive under UCFC and Home Savings’ term life insurance policy.

If Mr. Small’s employment is terminated without cause by UCFC, Home Savings or any successor or for Good Reason by Mr. Small within nine months before or 18 months after a Change in Control, as defined in the Employment Agreement, then Mr. Small is entitled to the following payments: (i) payment of Accrued Obligations, (ii) a lump sum payment equal to 2.99 times Mr.

Small’s base salary, plus an amount equal to the greater of 2.99 times (a) the annual incentive compensation actually awarded under the prior year’s annual incentive compensation plan or (b) annual target incentive compensation in effect on the date of termination, (iii) payment of any accrued but unpaid annual incentive award, (iv) a lump sum payment equal to 18 months of COBRA premiums and (v) in the event UCFC or Home Savings elects to terminate due to Disability, payment, up to the age of 65, of the amounts Mr. Small is entitled to receive under UCFC and Home Savings’ term life insurance policy.

The above summary of the material terms of the Employment Agreement is qualified in its entirety by reference to the text of the agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On February 20, 2018, the Boards of Directors of UCFC and Home Savings appointed Zahid Afzal, age 55, as each company’s Executive Vice President and Chief Operating Officer. UCFC and Home Savings also approved a severance and change in control agreement with Mr. Afzal that will become effective March 19, 2018 (the “CIC Agreement”), the date that Mr. Afzal’s employment commences. Mr. Afzal served as the Executive Vice President, Chief Operating Officer of Capital Bank Financial Corp. in Raleigh, North Carolina from October 2013 until November 2017. Prior to that, he served as a consultant to Capital Bank from May 2013 until October 2013. Form March 2006 until February 2013, he was the Senior Executive Vice President, Chief Information Officer and Chief Operating Officer of Huntington National Bank. He has also served as a director of UCFC and Home Savings since October of 2013 and as a Member of the Executive and Risk Management Committees. Mr. Afzal was Chairman of UCFC’s Audit Committee until he became employed by UCFC and Home Savings. Mr. Afzal has more than 30 years of experience as a senior information technology and business executive to top global and regional financial services and progressive technology companies, including Huntington National Bank, Bank of America, Broadslate Networks, Citibank and MCI Telecommunications.

In connection with this appointment, Mr. Afzal will be entitled to a base salary of $285,000. On April 5, 2018, Mr. Afzal also will be awarded $250,000 in restricted UCFC shares that will vest on April 5, 2021. In addition, Mr. Afzal will be entitled to participate in UCFC’s Annual Executive Incentive Plan, the 2015 Long-Term Incentive Plan and any other executive incentive bonus plan UCFC or Home Savings may adopt and implement from time to time.

The CIC Agreement provides for a one year term that is renewed automatically for an additional period of 12 months, so long as none of UCFC, Home Savings or Mr. Afzal provides written notice that the term will not be extended.

In the event of Mr. Afzal’s death, UCFC and Home Savings shall pay: (i) any accrued but unpaid base salary, unreimbursed business expenses and any rights and benefits provided under any employee benefit plans and programs (“Accrued Obligations”) and (ii) an amount equal to three months of Mr. Afzal’s base salary. In the event of termination of employment due to Permanent Disability, as defined in the CIC Agreement, Mr. Afzal will receive his base salary reduced by any benefit received under the UCFC and Home Savings long term disability plan during the period of disability until termination, a lump sum payment equal to 18 months of COBRA premiums, payment for Accrued Obligations and payment for accrued amounts under any incentive compensation plan. If Mr. Afzal is terminated for Cause, as defined in the CIC Agreement, he will only be entitled to payment of Accrued Obligations. If (i) UCFC and Home Savings terminate Mr. Afzal’s employment without cause, (ii) Mr. Afzal resigns and terminates his employment with UCFC and Home Savings for Good Reason due to a material diminution in base salary, a material change in the geographic location in which Mr. Afzal is to perform services under the agreement, failure by UCFC and Home Savings to renew the CIC Agreement or for any other material breach of the CIC Agreement or (iii) Mr. Afzal’s employment is terminated without cause by UCFC, Home Savings or any successor of either company or for Good Reason by Mr. Afzal within nine months before or 12 months after a Change in Control, as defined in the CIC Agreement, then Mr. Afzal is entitled to payment of any Accrued Obligations, an amount equal to 2.0 times Mr. Afzal’s base salary plus an amount equal to 2.0 times target annual incentive compensation, payment of any accrued but unpaid annual incentive award and a lump sum payment equal to 18 months of COBRA premiums. If Mr. Afzal resigns and terminates his employment with UCFC and Home Savings for Good Reason due to a material reduction of his duties, responsibility, authority, reporting relationship or title, he shall be entitled to payment of any Accrued Obligations, an amount equal to 1.0 times Mr. Afzal’s base salary plus an amount equal to 1.0 times target annual incentive compensation, payment of any accrued but unpaid annual incentive award and a lump sum payment equal to 18 months of COBRA premiums.

In connection with his employment, Mr. Afzal has agreed to resign as a director of UCFC prior to December 31, 2018.

The above summary of the material terms of the CIC Agreement is qualified in its entirety by reference to the text of the agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference. The press release regarding the hiring of Mr. Afzal is included as Exhibit 99.1.

Section 8 – Other Events.

Item 8.01	Other Events.

On February 20, 2018, the Board of Directors of Home Savings appointed Matthew T. Garrity to its Board. Mr. Garrity is the Executive Vice President of Home Savings with responsibility for Commercial Banking, Residential Mortgage and Credit Administration. The press release regarding Mr. Garrity’s appointment is attached hereto as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement with Gary M. Small

10.2	Severance and Change in Control Agreement with Zahid Afzal

99.1	Press release dated February 26, 2018

99.2	Press release dated February 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: February 26, 2018